Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Inari Medical, Inc.

Irvine, California

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-261882) and Form S-8 (No. 333-238735, 333-254133 and 333-262931) of Inari Medical, Inc. of our reports dated February 27, 2023, relating to the consolidated financial statements and the effectiveness of Inari Medical, Inc.’s internal control over financial reporting, which appear in this Form 10K.

/s/ BDO USA, LLP

Costa Mesa, California

February 27, 2023